UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2010

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Offering of Senior Notes

On April 21, 2010, KEMET Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Banc of America Securities LLC (the “Representative”), as representative of the several initial purchasers, relating to the issuance and sale of $230,000,000 in aggregate principal amount of the Company’s 10.5% Senior Notes due 2018 (the “Notes”). The Notes were priced at 98.685% of par, resulting in a yield to maturity of 10.75%.

The sale of the Notes is expected to close on or about May 5, 2010, subject to customary closing conditions.  The Notes will be senior obligations of the Company and will be guaranteed by each of the Company’s domestic restricted subsidiaries and secured by a first priority lien on 51% of the capital stock of certain of the Company’s foreign restricted subsidiaries.

The Notes are being offered and sold to the several initial purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

The Purchase Agreement  under which the Notes will be sold by the Company contains customary representations, warranties and agreements by the Company and certain of its subsidiaries, and customary conditions to closing, indemnification obligations of the Company, certain of its subsidiaries and the initial purchasers, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Purchase Agreement  does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1  hereto, which is incorporated by reference to this Current Report on Form 8-K.

Because the Notes will not be registered under the Securities Act or applicable state securities laws, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Notes. The Notes offer is not made to any persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 8.01 Other Events

On April 21, 2010, the Company issued a press release announcing that it has priced a previously announced offering of $230 million (increased from $225 million) in aggregate principal amount of the Notes to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.  The Notes are priced at 98.685% of par resulting in a yield to maturity of 10.75%.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements, including those relating to the closing of the offering of the Notes, as well as statements containing words like “expected,” and other similar expressions, which are forward-looking statements that involve a number of risks and uncertainties. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the transaction described above may not be completed. These risks and uncertainties include, but are not limited to those detailed from time to time in our periodic filings with the Securities and Exchange Commission.

Investors are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date of this Current Report and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit 10.1       Purchase Agreement, dated April 21, 2010, by and among the Company, certain subsidiary guarantors named therein and Banc of America Securities LLC, as representatives of the several initial purchasers.

Exhibit 99.1       Press Release, dated April 21, 2010

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2010	KEMET Corporation

/s/ William M. Lowe, Jr.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Purchase Agreement, dated April 21, 2010, by and among the Company, certain subsidiary guarantors named therein and Banc of America Securities LLC, as representatives of the several initial purchasers.

99.1	Press Release dated April 21, 2010